UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

Global Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-26361	22-3392051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800 West West Palm Beach, Florida 33401 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 515-6163

___________________________N/A___________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Convertible Note due February 9, 2017 with Vista Capital Investments, LLC

On February 4, 2015 (the “Issuance Date”), Global Digital Solutions, Inc. (the “Company”) entered into a Convertible Note (the “Note”) with Vista Capital Investments, LLC (“Vista”) in the Original Principal Amount of $250,000 (including a 10% Original Issue Discount (“OID”)). The Company and Vista agreed to an initial funding under the Note of $55,000, including an OID of $5,000 (“Initial Funding”). Future advances under the Note are at the sole discretion of Vista. The Company is only required to repay the amount funded, including the prorated portion of the OID.

On February 9, 2015, the Company received $45,000 of proceeds under the Initial Funding, net of $5,000 OID and net of a $5,000 finders fee. The Note matures twenty four months from the date funded, has a one-time 12% interest charge if not paid within 90 days, and is convertible at the option of Vista into shares of the Company’s common stock at the lesser of $0.10 per share or 60% of the lowest trade occurring during the twenty five (25) consecutive trading days immediately preceding the applicable conversion date on which the holder elects to convert all or part of the Note, subject to adjustment as provided for in the Note.

The Note might be accelerated if an event of default occurs under the terms of the Note, including the Company’s failure to pay principal and interest when due, certain bankruptcy events or if the Company is delinquent in its SEC filings. The Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rate under the Note in the event of such defaults.

The foregoing description of the Note is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Amendment to Charter and Loppert Notes

On December 8, 2014, the Company entered into 8% Convertible Redeemable Notes with Charter 804CS Solutions, Inc. (“Charter Note”) and with David A. Loppert (“Loppert Note”). The Charter Note and the Loppert Note each provides that the holder of the note is entitled, at its option, at any time after 180 days, to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company's common stock (the "Common Stock") at a conversion rate equal to 70% of the lowest closing bid price of the Common Stock for the twelve prior trading days including the day upon which a Notice of Conversion is received by the Company. On February 4, 2015 the Company and Charter and the Company and Loppert each entered into a First Amendment to 8% Convertible Redeemable Note, effective as of December 8, 2014, to amend the conversion feature of the Charter Note and the Loppert Note into a fixed conversion price of $0.09 per share of Common Stock.

The foregoing description of the amendments to the Charter Note and the Loppert Note are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. Each of the notes issued by the Company as described in Item 1.01 were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

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Item 8.01. Other Events.

On December 11, 2014 the Company and Merriellyn Kett Murphy (“Kett”) (Kett and the Company are collectively referred to as the “Parties”) entered into a Confidential Settlement Agreement to settle their Disputes. The Parties filed claims and counterclaims against one another in Global Digital Solutions, Inc. v. Merriellyn Kett Murphy, United States District Court for the Southern District of Florida, Case No. 14-cv-80190 (the “Litigation”). The Litigation and the claims and counterclaims asserted therein, and any other claims or disputes existing between the Parties including those relating to the Airtronic USA, Inc. bankruptcy proceeding and/or the relationship between GDSI, Kett, or Airtronic USA, Inc. or its successor are collectively referred to herein as the “Disputes”. The Disputes between the Parties have been resolved, with all of the claims and counterclaims dismissed, with a payment by Kett of a confidential amount to the Company, which amount is in keeping with recognition of the expense of litigation, the likely inability to collect any judgment due to financial status, and the prior assignment to Airtronic of Kett’s proprietary rights to intellectual property relating to Airtronic. Accordingly the Litigation has been dismissed by the Parties.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	$250,000 Convertible Note, dated February 4, 2015, with Vista Capital Investments, LLC
10.2	First Amendment to 8% Convertible Redeemable Note dated February 4, 2015, with Charter 804CS Solutions, Inc.
10.3	First Amendment to 8% Convertible Redeemable Note dated February 4, 2015, with David A. Loppert

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solutions, Inc.

Date: February 9, 2015	By:	/s/ David A. Loppert
David A. Loppert
Chief Financial Officer

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Exhibit Index

Exhibit Number	Description
10.1	$250,000 Convertible Note, dated February 4, 2015, with Vista Capital Investments, LLC
10.2	First Amendment to 8% Convertible Redeemable Note dated February 4, 2015, with Charter 804CS Solutions, Inc.
10.3	First Amendment to 8% Convertible Redeemable Note dated February 4, 2015, with David A. Loppert

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